Exhibit 23.1

               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

         We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the eGain Communications Corporation Amended and Restated 1998 Stock Plan, the Social Science, Inc. 1997 Stock Option Plan, the Big Science Corporation 1999 Stock Incentive Plan and the eGain Communications Corporation 1999 Employee Stock Purchase Plan of our report dated July 16, 1999, with respect to the consolidated financial statements of eGain Communications Corporation included in its Registration Statement on Form S-1, filed with the Securities and Exchange Commission.



                                                     /s/ ERNST & YOUNG LLP

Palo Alto, California
March 20, 2000